Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

We have prepared the pro forma condensed combined financial statements to show the effect of the business combination of Cornerworld Corporation (“Cornerworld” or the “Company”) and Leadstream LLC (“Leadstream”) under a Share Exchange Agreement and Plan of Merger (the “Agreement”) entered into among Cornerworld, Leadstream, Enversa Companies LLC (“Enversa”) and the holders of the membership interests of Leadstream on August 27, 2008 (the “Closing Date”). Pursuant to the Agreement, Leadstream merged with and into Enversa, of which Cornerworld is the sole member. Enversa was the surviving company in the merger and, as such, acquired all right, title and interest in and to all real estate and other property of Leadstream and became responsible for all liabilities and obligations of Leadstream. The unaudited proforma condensed combined financial information is set forth below.

The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of Leadstream with and into Enversa. The proforma financials give effect to the purchase amounts of (A) 3,600,000 Cornerworld Common Shares (the “Acquisition Shares”) with a par value of $0.001 per share and a market price on August 27th of $0.79 per share, and (B) promissory notes in the aggregate principal amount of $1,500,000 by Cornerworld to the Leadstream Members (the “Acquisition Notes”). The unaudited pro forma condensed combined balance sheet combines the consolidated balance sheet of Cornerworld and Leadstream as of July 31, 2008, and gives effect to the merger of Leadstream with and into Enversa.

The unaudited pro forma financial data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to Leadstream’s net assets based on their relative fair values. The proforma adjustments are described in the accompanying notes.The purchase price allocation is preliminary. Subsequent to the closing, we may need to revise our current estimates of the purchase price allocation as the valuation process and accounting process are finalized. The proforma adjustments are based upon available information and certain assumptions that Cornerworld and Leadstream believe are reasonable. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments. The unaudited pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of what Cornerworld’s actual financial position or results of operations would have been had the merger and related financings been completed on the dates indicated. The unaudited pro forma financial data does not give effect to (1) Cornerworld’s or Leadstream’s results of operations or other transactions or developments since July 31, 2008, or (2) the cost savings and one-time charges expected to result from the merger. The foregoing matters and other factors could cause both our pro forma historical financial position and results of operations, and our actual future financial position and results of operations, to differ from those presented in the unaudited pro forma financial data.

The pro forma financial information should be read in conjunction with Cornerworld’s audited annual financial statements on Form 10-K for the year ended April 30, 2008 and unaudited quarterly financial statements on Form 10-Q for the quarter ended July 31, 2008; and Leadstream’s audited and unaudited historical financial statements and accompanying footnotes included elsewhere herein.

Cornerworld Corporation

Condensed Combined Balance Sheet

	CornerWorld	LeadStream	Pro Forma		Combined
	July 31, 2008	July 31, 2008	Adjustments		July 31, 2008
ASSETS	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Current assets
Cash	$19,065	$689,124			$708,189
Receivables, net of allowance for doubtful accounts of $56,647	—	535,182			535,182
Prepaid Expenses	6,566	—			6,566
Total current assets	25,631	1,224,306			1,249,937

Property, Plant and Equipment	316,307	40,390	(9,893)	(A)	346,804
Accum Depreciation	(81,204)	(13,492)	9,893	(A)	(84,803)
Property, Plant and Equipment, net	235,103	26,898	—		262,001

Intangible Assets			1,000,000	(B)	1,000,000

Goodwill			2,848,719	(B)	2,848,719

Total assets	$260,734	$1,251,204	$3,848,719		$5,360,657

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities
Accounts payable	$296,832	$469,168			$766,000
Credit card payable	630	—			630
Accrued expenses and other current liabilities	72,907	240,185			313,092
Notes payable, related parties	70,000	—			70,000
Notes payable, other	30,000	—			30,000
Total current liabilities	470,369	709,353			1,179,722

Long-term liabilities
Notes payable			1,500,000	(B)	1,500,000

Commitments and contingencies					—

Stockholders’ equity/(deficit)
Preferred stock, par value $.001 per share, 10,000,000 shares authorized, no shares issued					—
Common stock, par value $.001 per share, 250,000,000 shares authorized: Issued and outstanding 70,968,317 common shares as of July 31, 2008	43,368	—	3,600	(B)	46,968
Members’ Capital Contribution	—	226,700	(226,700)	(B)	—
Additional paid-in-capital	4,858,742	—	2,840,400	(B)	7,699,142
Retained earnings/(deficit) accumulated during the development stage	(5,111,745)	315,151	(268,581)	(B)	(5,065,175)
	(209,635)	541,851	2,348,719		2,680,935

Total liabilities and stockholders’ equity/(deficit)	$260,734	$1,251,204	$3,848,719		$5,360,657

(A) To eliminate Enversa Accumulated Depreciation as of April 30, 2008

(B) To record acquisition of Leadstream as of April 30, 2008

The pro forma condensed combined statement of operations for the year ended April 30, 2008 was prepared using historical financial statements incorporated by reference to Cornerworld's Form 10-K for the fiscal year ended April 30, 2008 and the historical financial statements of Leadstream included elsewhere herein. The unaudited pro forma condensed combined statement of operations for the twelve months ended April 30, 2008 gives effect to the merger as if it occurred on May 1, 2007.

Cornerworld Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For The Fiscal Year Ended April 30, 2008

	Cornerworld	The	Pro Forma		Pro Forma
	Corporation	Leadstream, LLC	Adjustments		Combined
	(audited)	(audited)	(unaudited)		(unaudited)

Revenues	$—	$4,181,873	$—		$4,181,873

Cost of Sales	—	2,749,499	—		2,749,499

Gross Profit	—	1,432,374	—		1,432,374

Selling General & Administrative Expense	4,913,115	1,513,587	333,333	(A)	6,760,035
Depreciation Expense	54,962	9,893	—		64,855

Operating Income/(Loss)	(4,968,077)	(91,106)	(333,333)		(5,392,516)

Interest (Income)/Expense	8,016	—	—		8,016

Profit/(Loss) before income taxes	(4,976,093)	(91,106)	(333,333)		(5,400,532)

Income Taxes	—	—	—		—

Net Income /(Loss)	$(4,976,093)	$(91,106)	$(333,333)		$(5,400,532)

(A) Amortization of $1,000,000 other asset from acquisition amortized over 3 years.

Cornerworld Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended July 31, 2008

	Cornerworld		Pro Forma		Pro Forma
	Corporation	Enversa	Adjustments		Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

Revenues	$—	$827,590	$—		$827,590

Cost of Sales	—	556,501	—		556,501

Gross Profit	—	271,089	—		271,089

Selling General & Administrative Expense	90,034	220,919	83,333	(C)	394,287
Depreciation Expense	25,526	3,600	—		29,126

Operating Income/(Loss)	(115,560)	46,570	(83,333)		(152,324)

Interest (Income)/Expense	2,476	—	—		2,476
Unrealized (Gain)	(10,465)	—	—		(10,465)

Profit/(Loss) before income taxes	(107,571)	46,570	(83,333)		(144,335)

Income Taxes	—	—	—		—

Net Income /(Loss)	$(107,571)	$46,570	$(83,333)		$(144,335)

(C) Amortization of $1,000,000 other asset from acquisition amortized over 3 years.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of July 31, 2008 combines the balance sheets of Cornerworld Corporation (“Cornerworld” or the “Company”),  and Leadstream LLC (“Leadstream”) as of July 31, 2008, and gives effect to the merger of Leadstream with and into Enversa Companies LLC (“Enversa”).

The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2008 combines the consolidated statement of operations of Cornerworld, derived from its audited financial statement for the year ended April 30, 2008, with the statement of operations of Leadstream, derived from its audited financial statement for the year ended April 30, 2008, and gives effect to the merger as if it occurred on May 1, 2007. The unaudited pro forma condensed combined statement of operations for the three months ended July 31, 2008 combines the statement of operations of Cornerworld for the quarter ended July 31, 2008, with the statement of operations of Leadstream for the quarter ended July 31, 2008, and gives effect to the merger as if it occurred on May 1, 2008.

The unaudited pro forma condensed combined financial statements, which are referred to as pro forma financial statements, are based on the historical financial statements of Cornerworld and Leadstream and give effect to the merger of Leadstream with and into Enversa under the purchase method of accounting. As a result, the pro forma financial statements are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Leadstream based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma financial statements after valuation procedures are performed and amounts are finalized following the completion of the merger.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statements for illustrative purposes. The merger’s impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements. In addition, the pro forma financial statements do not give effect to any potential cost savings or operating synergies that Cornerworld and Leadstream expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2 — Unaudited Pro Forma Adjustments

The purchase price allocation included in the pro forma financial statements is preliminary and is based on information that was available to management of Cornerworld and Leadstream at the time the pro forma financial statements were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

The total purchase price booked for the merger is $4,344,000 . The proforma financials give effect to the purchase amounts of (A) 3,600,000 Cornerworld Common Shares (the “Acquisition Shares”) with a par value of $0.001 per share and a market price on August 27th of $0.79 per share, and (B) promissory notes in the aggregate principal amount of $1,500,000 by Cornerworld to the Leadstream Members (the “Acquisition Notes”). The allocation of the purchase price resulted in the following: $1,000,000 as Intangible Assets, primarily consisting of customer relationships, $2,848,719 as Goodwill, $1,251,204 of tangible assets, and $709,353 of assumed liabilities.

The allocation of purchase price to acquired intangible assets is preliminary and subject to the final outcome of independent analyses to be conducted after the completion of the merger. The residual amount of the purchase price has been allocated to goodwill.

There is no tax effect on the above amortization expenses included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended April 30, 2008, as the combined company has a net operating loss carryforward.